Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-174744 on Form S-8 of our reports dated September 26, 2025, relating to the consolidated financial statements of Cracker Barrel Old Country Store, Inc., and the effectiveness of Cracker Barrel Old Country Store, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended August 1, 2025.

/s/ Deloitte & Touche LLP

Nashville, Tennessee

September 26, 2025